UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 27, 2008

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE

HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

American Defense Systems, Inc. (the “Company”) previously entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated March 7, 2008, with certain investors (the “Series A Holders”), pursuant to which the investors acquired shares of the Company’s Series A Convertible Preferred Stock (“Preferred Shares”) and related warrants (“Warrants”).  The Purchase Agreement has been filed as an Exhibit to Amendment No. 1 to the Company’s registration statement on Form 10, filed with the SEC on March 21, 2008.

On May 23, 2008, in furtherance of the Company’s pending application to list its common stock on the American Stock Exchange (“AMEX”), the Company and the Series A Holders entered into a Consent and Agreement of Series A Convertible Preferred Stockholders (the “Consent and Agreement”).  The Consent and Agreement provides, among other things, (i) that for the purpose only of determining the number of votes each Preferred Share shall be entitled to vote pursuant to the Certificate of Designations, Preferences and Rights of such Preferred Shares (“Certificate of Designations”), the Conversion Price (as defined in the Certificate of Designations) on the record date for the taking of any vote shall not be deemed less than an amount equal to $2.00; and (ii) that in no event shall any Preferred Share be converted into shares of common stock pursuant to the Certificate of Designations, any Dividend Share (as that term is defined in the Certificate of Designations) be issued pursuant to the Certificate of Designations, or any Warrant Share be issued upon exercise of the Warrants, if such conversion, issuance or exercise would cause the Company to have issued more than 7,858,358 shares of Common Stock, without approval of the holders of the Common Stock or the agreement, waiver or consent of the AMEX with respect to such stockholder approval.

Pursuant to the Consent and Agreement, the Company will provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than December 31, 2008, a proxy statement, soliciting each such stockholder’s affirmative vote for approval of resolutions providing for the Company’s issuance of all of the Securities (as that term is defined in the Purchase Agreement) as described in the Transaction Documents (as that term is defined in the Purchase Agreement) in accordance with applicable law and the rules and regulations of AMEX (such affirmative approval being referred to herein as the “Stockholder Approval”).  Additionally, for the Fiscal year ended December 31, 2008, the Company has agreed (A) to achieve (i) Revenues (as that term is defined in the Consent and Agreement) equal to or exceeding $50,000,000 and (ii) Consolidated EBITDA (as that term is defined in the Consent and Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate its operating results for such period, no later than February 15, 2009.

On May 23, 2008, as required by the Consent and Agreement, certain stockholders of the Company (the “Stockholders”) entered into a voting agreement with the Company (the “Voting Agreement”).  Pursuant to the Voting Agreements, the Stockholders have agreed, among other things, to vote in favor of the Stockholder Approval.  The Voting Agreement shall be terminate immediately following the Stockholder Approval.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the terms and conditions of the Consent and Agreement of Series A Convertible Preferred Stockholders, which is included in Item 1.01 of this report, is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008.

10.2	Form of Voting Agreement for Anthony Piscitelli, Gary Sidorsky and Curtis Taufman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2008

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer